UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On July 27, 2022, each of Greg Brenneman and Martin Craighead notified Ecovyst Inc. (the “Company”), respectively, that they would be resigning from the Company’s Board of Directors (the “Board”), effective July 27, 2022. Neither Mr. Brenneman’s nor Mr. Craighead’s resignation was a result of or caused by any disagreement with the Company.

Appointment of Directors

On July 27, 2022, the Board appointed Anna C. Catalano as a Class I director, effective July 27, 2022. Ms. Catalano will serve as a member of the Nominating and Corporate Governance Committee of the Board.

Ms. Catalano, 62, has over 30 years of business experience, including senior roles at BP plc and its predecessor company, Amoco Corporation, until her retirement in 2003 and two decades of public and private board service. She co-founded The World Innovation Network, a nonprofit network of innovators to work toward global prosperity, and continued work with that organization until 2021. She currently serves on the boards of directors of HF Sinclair Corporation, where she is a member of the Nominating/Governance and Compensation Committees, and Frontdoor, Inc., where she is the chair of the Compensation Committee. Previously, she served on the boards of directors of Willis Towers Watson, Kraton Corporation, Mead Johnson Nutrition and Chemtura Corporation. She holds a B.S. degree in Marketing and Business Administration from the University of Illinois, Champaign – Urbana. She was appointed to serve on the Board as a result of her experience in, and knowledge of, the refining sector, including with respect to both traditional and renewable fuels.

There are no arrangements or understandings between Ms. Catalano and any other person pursuant to which Ms. Catalano was appointed to serve on the Board. There are no family relationships between Ms. Catalano and any other director or executive officer of the Company and there have been no transactions between Ms. Catalano and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her service on the Board, Ms. Catalano will receive the same compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2022, including receiving a pro-rata equity retainer grant (the “Retainer Grant”). On July 27, 2022, the Compensation Committee of the Board approved the Retainer Grant under the Ecovyst Inc. 2017 Omnibus Incentive Plan, as amended and restated (the “2017 Plan”), which Retainer Grant was made on July 29, 2022 in the form of restricted stock units having a grant date fair value of $150,000 and that will vest on July 29, 2023, generally subject to her continued provision of service on the Board and the terms of the 2017 Plan. In addition, Ms. Catalano and the Company will enter into an indemnification agreement on the same terms as the Company has previously entered into with its other directors, a form of which has been previously filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2022		Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, General Counsel and Secretary